Exhibit 10.12
EXECUTION COPY
AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
     AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment No. 2”), dated as of December 16, 2009 among GREENHUNTER BIOFUELS, INC (f/k/a CHANNEL REFINING CORPORATION, INC), a Texas corporation (the “Borrower”), WESTLB AG, NEW YORK BRANCH (“WestLB”) as administrative agent for the lenders under the Credit Agreement (as defined below) (the “Lenders”) (in such capacity, the “Administrative Agent”) and WestLB as Lender.
     WHEREAS, the parties hereto entered into a Credit Agreement, dated as of December 20, 2007 (as amended and restated by the Amended and Restated Credit Agreement dated as of March 10, 2008, as further amended and restated by the Second Amended and Restated Credit Agreement dated as of March 28, 2008, as further amended by Amendment No. 1, dated as of June 24, 2009, and as further amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent and WestLB as LC Issuing Bank (“LC Issuing Bank”).
     WHEREAS, the parties hereto wish to amend the Credit Agreement as more specifically provided below to modify certain terms and conditions of the Credit Agreement.
     WHEREAS, the Lender, the Administrative Agent are willing to agree to the Borrower’s requests upon the terms and conditions of this Amendment No. 2.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Unless otherwise defined herein, capitalized terms in this Amendment No. 2 have the meanings set forth in the Credit Agreement, as amended by this Amendment No. 2 and interpreted in accordance with Section 1.04 of the Credit Agreement.
     Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the Amendment No. 2 Effective Date, the Credit Agreement shall be amended as follows:
2.01	References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02	Definitions.
(a)	Section 1.01 is hereby amended by adding the following definitions in alphabetical order:
(i)	“Additional Parcel” shall mean the parcel of real property

described on Schedule I of the Deed of Trust (Additional Parcel).
(ii)	“Amendment No. 2 Effective Date” shall mean the date when Amendment No. 2 becomes effective in accordance with its terms.

(iii)	“Amendment No. 2 Interim LIBO Rate Interest Period” shall have the meaning assigned to that term in Section 9.03(b)(ii).

(iv)	“Amendment No. 2 Interim Period” shall mean the period starting on the Amendment No. 2 Effective Date through, but not including, the Amendment No. 2 Interim Period Termination Date.

(v)	“Amendment No. 2 Interim Period LIBO Rate Interest Amount” shall mean the amount of interest equal to the interest on the Amendment No. 2 Outstanding Loans at a rate per annum equal to the LIBO Rate for the Amendment No. 2 Interim LIBO Rate Interest Period plus the Applicable Margin accruing on the Amendment No. 2 Outstanding Loans during the Amendment No. 2 Interim LIBO Rate Interest Period.

(vi)	“Amendment No. 2 Interim Period Termination Date” shall mean the earliest to occur of:
     (1) March 31, 2010;
     (2) the date upon which a Default other than a Specified Default occurs under this Agreement or there is any breach of the terms of Section 9.03 of this Agreement or Amendment No. 2 by the Borrower; and
     (3) the failure by the Borrower to comply with any of the conditions or covenants in Section 9.03(b).
(vii)	“Amendment No. 2 Outstanding Loans” shall have the meaning assigned to that term in Section 9.03(b)(ii).

(viii)	“Deed of Trust (Additional Parcel)” shall mean the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by the Borrower, as trustor, in favor of the Collateral Agent, as trustee, and Collateral Agent, as beneficiary, encumbering the Additional Parcel up to a maximum amount of $3,500,000, substantially in the form of Exhibit S.
(b)	Section 1.01 is hereby amended by amending and replacing the following definitions in their entirety as follows:
(i)	“Specified Defaults” shall mean (x) those defaults listed in Exhibit O attached to this Agreement and (y) any other Default subsisting during the Amendment No. 1 Interim Period or the Amendment No. 2 Interim Period, as applicable, that, in the sole discretion of the Administrative Agent, when taken together with each other Default subsisting during the Amendment No. 1 Interim Period or the Amendment No. 2 Interim Period, as applicable (except for those defaults listed in Exhibit O), has or could reasonably be expected to have an aggregate adverse effect on the Borrower or the Project (including any reduction in the value of the Collateral, the filing of any Mechanics Liens or any other affidavit of Liens, or any increase in the liabilities or reduction in the assets of the Borrower of more than $100,000).

(ii)	“Unpaid Default Interest Accrual” on the Loans, shall mean the interest accruing on the Loans since the Date Certain at the Post-Default Rate less interest paid since the Date Certain (whether as part of the Amendment No. 1 Interim Period LIBO Rate Interest Amount, the Amendment No. 1 Interim Period Base Rate Interest Amount, the Amendment No. 2 Interim Period LIBO Rate Interest Amount or otherwise).

(iii)	“Weekly Budget Performance Report” shall mean a report that contains a comparison of the actual cash flows of the Borrower and the Project for the most recently completed week (ending on the previous week) to the Operating Budget for each line item in the Operating Budget, including an explanation for all material variances from the Operating Budget.

(iv)	“Working Capital Commitment Period” shall mean the period commencing on the Closing Date and ending on the earlier to occur of (y) March 31, 2010 as such period may be extended by the Working Capital Lenders annually thereafter up to the Final Maturity Date and (z) the termination of all Working Capital Commitments pursuant to Section 2.04 or Section 9.01.

(c)	The definition of “Security Documents” is hereby amended to insert the words “the Deed of Trust (Additional Parcel),” after “Deed of Trust,” in the second line.
2.03	Remedies.
(a)	The last paragraph of Section 9.01 is hereby amended to replace the words “subject to the terms of Section 9.02,” with “subject to the terms of Sections 9.02 and 9.03,”.

(b)	A new Section 9.03 entitled “Amendment No. 2 Interim Period” shall be added and shall read in its entirety as follows:
(a)	Subject to Section 9.03(b), the Lenders agree, for the duration of the Amendment No. 2 Interim Period, solely with respect to the Specified Defaults, to refrain from exercising (or directing the Administrative Agent or the Collateral Agent to exercise) any remedy available to such party pursuant to applicable Government Rule or under the Credit Agreement, including, but not limited to, Section 9.01 or any other Financing Document relating to the Collateral, the Borrower or any other party, as applicable.

(b)	Section 9.03(a) is subject to the performance by the Borrower of the following conditions and covenants:
(i)	on the Amendment No. 2 Effective Date, the Borrower shall pay:
     (A) to the Administrative Agent for the account of the Lenders, $251,250 as payment of the principal Term Loan payment that is due and payable pursuant to Section 3.01(a) of the Credit Agreement on December 31, 2009; and
     (B) to the Administrative Agent for the account of the Lenders, an amendment fee of $50,000 in immediately available funds;

(ii)	on the Amendment No. 2 Effective Date, the Borrower shall: (A) pay to the Administrative Agent for the account of the Lenders any unpaid interest (except for the Unpaid Default Interest Accrual) on such date, (B) Convert all outstanding Base Rate Loans to Eurodollar Loans, (C) enter into a LIBOR Contract for an aggregate principal amount of the outstanding Term Loans and Working Capital Loans on the Amendment No. 2 Effective Date (calculated after the principal payment set forth in clause (i)(A) above) (such outstanding Term Loans and Working Capital Loans, the “Amendment No. 2 Outstanding Loans”) for an Interest Period beginning on the Amendment No. 2 Effective Date and ending on March 31, 2010 (such period, the “Amendment No. 2 Interim LIBO Rate Interest Period”) and (D) deposit an amount equal to the Amendment No. 2 Interim Period LIBO Rate Interest Amount into the Debt Service Reserve Account;

(iii)	after the Amendment No. 2 Effective Date, within one (1) Business Day of receipt of any other net loss proceeds apart from the Settlement Payment or the payments in Section 9.02(b)(vi) above, the Borrower shall deposit 100% of such amount received in the Debt Service Reserve Account and such amount shall be applied in accordance with the Operating Budget;

(iv)	after the Amendment No. 2 Effective Date, the Borrower shall pay the Amendment No. 2 Interim Period LIBOR Rate Interest Amount in monthly installments on the last Business Day of each month during the Amendment No. 2 Interim LIBO Rate Interest Period and on March 31, 2010 in accordance with Section 3.02(c) of this Agreement, such payments to be made from the Debt Service Reserve Account;

(v)	the Borrower shall pay, on the Amendment No. 2 Interim Period Termination Date, the Unpaid Default Interest Accrual; provided that the Unpaid Default Interest Accrual shall not be due and payable if all of the Obligations have been satisfied in full prior to the Amendment No. 2 Interim Period Termination Date;

(vi)	the Borrower shall pay, on the Amendment No. 2 Interim Period Termination Date, all principal Term Loan payments due and payable pursuant to Section 3.01(a) of the Credit Agreement, including, without limitation, the payment of $251,250 in respect of the principal Term Loan payment that was due and payable on December 31, 2009;
(vii)	the Borrower shall execute and deliver the Deed of Trust (Additional Parcel), substantially in the form of Exhibit S, no later than December 18, 2009, which Deed of Trust (Additional Parcel) will, among other things, limit the Lenders’ security interest in respect of the Additional Parcel to $3,500,000;

(viii)	the Borrower shall co-operate in a commercially reasonable manner with the Administrative Agent’s financial advisor and be responsible for prompt payment of all costs and expenses of the Administrative Agent or the Lenders in engaging such financial adviser;

(ix)	the Borrower shall, subject to sub-clause (x), comply with the Operating Budget set forth in Exhibit Q;

(x)	Notwithstanding sub-clause (ix) above,
     (A) the Borrower shall pay the invoices listed in Exhibit P, to the extent that such invoices relate to any removable items under Section 53.123 of the Texas Property Code or otherwise relate to any work performed under contracts entered into prior to the date of the Deed of Trust (irrespective of whether such work was performed prior to or after the date of the Deed of Trust), in each case in full and final settlement of the applicable invoice(s). The Borrower shall obtain full and final lien waivers and receipt of final payment from each vendor and each of such vendor’s subcontractors and suppliers in connection with payment of any such invoices;
     (B) after the payments (if any) of the invoices described in sub-section (A) above, the Borrower shall take steps to pay all other invoices listed in Exhibit P and all other invoices by March 31, 2010, in an aggregate amount not to exceed the budgeted amount provided for payment of such invoices in the Operating Budget, in each case in full and final settlement of the applicable invoice(s). The failure by the Borrower to pay any such invoices prior to March 31, 2010 shall not constitute a breach of covenant under this Section 9.03(b). The Borrower shall obtain full and final lien waivers and receipt of final payment from each vendor in connection with payment of any such invoices;
     (C) the Borrower shall pay all invoices of the Administrative Agent’s professional advisors promptly after and, in any case, immediately upon approval by the Administrative Agent of next succeeding Withdrawal/Transfer Certificate following receipt of each such invoice;
(xi)	the Borrower shall actively pursue a sales process to sell the Borrower’s business or assets for a purchase price that will realize net sale proceeds in cash to the Borrower equal to or greater than the Borrower’s Obligations and other liabilities in accordance with the milestones set forth in the Sales Process Plan attached hereto as Exhibit R;

(xii)	in addition to the reporting requirements of Borrower set forth elsewhere in this Agreement, during the Amendment No. 2 Interim Period, the Borrower shall provide the following:
     (A) on the first Friday after the Amendment No. 2 Effective Date and every Friday thereafter, the Weekly Budget Performance Report;
     (B) together with each Weekly Budget Performance Report, a status report on the Borrower’s progress in the settlement of each of the vendor invoices listed in Exhibit P;
     (C) regularly, but in any case no less often than once every calendar month, a status report on the Borrower’s progress in implementing the Sales Process Plan, including an explanation for any failure to achieve any of the milestones set forth in the Sales Process Plan;
     (D) provided that, during the Amendment No. 2 Interim Period, the Borrower shall not be required to comply with the reporting requirements set forth in Sections 8.19 (Construction Reports), 8.21 (Operating and Capital Budgets) and 8.22 (Operating Statements and Reports) of this Agreement;
(xiii)	the Borrower shall conduct its business in a prudent manner consistent with standards in its industry and shall not take, or cause to be taken, any action that could reasonably be expected to have a Material Adverse Effect; and

(xiv)	during the Amendment No. 2 Interim Period, the Borrower shall have no obligation to make principal payments due to the Lenders, other than pursuant to Section 2.03(b)(i) of this Amendment No. 2.
(c)	Notwithstanding anything to the contrary contained herein or in the other Financing Documents, the accommodation granted by the Lenders under Section 9.03(a) shall not constitute, and shall not be deemed to constitute, (i) a waiver of any Event of Default or Default (including the Specified Defaults) under the Financing Documents, (ii) to the extent the Borrower makes any partial payment of interest due and payable under this Section 9.03 or otherwise, any waiver by the Lenders of their rights to full payment of such Obligations (including any applicable interest at the Post-Default Rate) or (iii) an amendment, modification or consent to any non-compliance to any provision under the Financing Documents.

(d)	The accommodation by the Lenders under this Section 9.03 shall not act to toll or waive any cure or notice periods provided for the Financing Documents, each of which shall continue (and may expire in accordance with its terms) during the Amendment No. 2 Interim Period.

(e)	Upon the Amendment No. 2 Interim Period Termination Date, the Amendment No. 2 Interim Period shall automatically terminate without any requirement for notice to the Borrower or any further act or action by any person, and the Lenders shall have the right to pursue all of their respective rights and remedies under the Financing Documents in connection with the Specified Defaults, the occurrence of any other Event of Default and/or any other default under the Financing Documents.
2.04	Exhibits.
(a)	The following new exhibit shall be added to the Credit Agreement and listed in the Table of Contents:
(i)	EXHIBIT S — FORM OF DEED OF TRUST (ADDITIONAL PARCEL)
(b)	The following exhibits shall be amended and restated in their entirety with the exhibits attached to this Amendment No. 2:
(i)	EXHIBIT O — SPECIFIED DEFAULTS

(ii)	EXHIBIT P — UNPAID INVOICES OF THE BORROWER AS OF THE DATE OF THE AMENDMENT NO. 2 EFFECTIVE DATE

(iii)	EXHIBIT Q — OPERATING BUDGET

(iv)	EXHIBIT R — SALES PROCESS PLAN
     Section 3. Representations and Warranties. The Borrower hereby represents and warrants for the benefit of the Administrative Agent, the Lenders and the Collateral Agent that as of the date hereof, and as of the Amendment No. 2 Effective Date:
(a)	this Amendment No. 2 has been duly authorized, executed and delivered by the Borrower and each of this Amendment No. 2, the Credit Agreement as amended hereby, the Security Agreement and each of the other Financing Documents are in full force and effect and constitutes a legal, valid and binding obligation of the Borrower, as applicable, enforceable in accordance with its respective terms and applicable law;

(b)	as of the date hereof, there are certain Specified Defaults occurring and continuing under the Credit Agreement and as of the date of this Amendment No. 2, and, after due inquiry, Borrower is not aware of any other Defaults or Events of Default have occurred and are continuing except for the Specified Defaults;

(c)	pursuant to Section 3.02(c) of the Credit Agreement, on and from the Date Certain, all outstanding Loans bear interest at a rate per annum equal to the Post-Default Rate, provided that the Unpaid Default Interest Accrual shall only be payable by the Borrower pursuant to Section 2.03(b)(v) of this Amendment No. 2; and

(d)	it has no rights of offset, reduction, or recoupment, objections, defenses, or counterclaims of any nature whatsoever with respect to the Obligations, the Liens granted in or pursuant to the Financing Documents or with respect to any action, conduct, or omission of the Administrative Agent, Collateral Agent or the Lenders.
     Section 4. Conditions Precedent. This Amendment No. 2 shall be effective only upon the occurrence of both of the following conditions precedent:
(a)	execution and delivery of this Amendment No. 2 by all of the parties hereto; and

(b)	payment of all fees and expenses then due and payable by the Borrower under the Agreement, including the Administrative Agent’s professional advisors’ fees (including all fees and costs of counsel) as of the Amendment No. 2 Effective Date.

     Section 5. Miscellaneous.
5.01	The amendments provided in Section 2 hereto shall be applicable solely with respect to those matters expressly provided therein and no other amendments may be construed or implied.

5.02	Except as expressly provided herein, the Credit Agreement is and shall remain unchanged and in full force and effect and nothing contained in this Amendment No. 2 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 2.

5.03	This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any parties hereto may execute this Amendment No. 2 by signing any such counterpart. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

5.04	This Amendment No. 2 is a Financing Document.
     Section 6. Governing Law. THIS AMENDMENT NO. 2, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     Section 7. Amendment Binding. This Amendment No. 2 shall bind and inure to the benefit of the parties and their successors and permitted assigns, but neither this Amendment No. 2 nor any of the rights, interests or obligations hereunder shall be assigned by the Borrower (including its successors and permitted assigns) without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void. No Person other than the parties hereto (and their respective successors and permitted assigns) and the Collateral Agent shall have any rights hereunder or be entitled to rely on this Amendment No. 2, and all other third-party beneficiary rights are hereby expressly disclaimed.
     Section 8. Reservation of Rights. The Administrative Agent, on behalf of itself and the Lenders, expressly reserves any and all rights and remedies, including, without limitation, those under the Credit Agreement and other Financing Documents, waiving none of such rights by this Amendment No. 2. This Amendment No. 2 expressly is without prejudice to any rights or remedies of the Administrative Agent or the Lenders, including, without limitation, those under the Credit Agreement and the other Financing Documents. The failure to exercise or any delay in exercising, on the part of the Administrative Agent or the Lenders, any right, remedy, power or privilege under the Financing Documents with respect to any Defaults and/or

Events of Default referred to herein or otherwise existing shall not be deemed, or operate as, a waiver thereof and all such rights and remedies are hereby expressly reserved.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties to this Amendment No. 2 have caused this Amendment No. 2 to be duly executed as of the date first written above.

ADMINISTRATIVE AGENT: WESTLB AG, NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 2 Signature Page]

LENDER: WESTLB AG, NEW YORK BRANCH, as Lender
By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 2 Signature Page]

BORROWER: GREENHUNTER BIOFUELS, INC., as Borrower
By:
Name:
Title:

[Amendment No. 2 Signature Page]